UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       May 21, 2004

(Exact name of registrant as specified in its charter)

Maryland	001-11543	52-0735512
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10275 Little Patuxent Parkway Columbia, Maryland		21044-3456
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (410) 992-6000

Not Applicable
(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 9.  Regulation FD Disclosure.

On May 24, 2004, the registrant will present to a group of investors and analysts the attached supplemental materials regarding 2003 cash flows of the registrant, classifying certain items differently from the Consolidated Statement of Cash Flows prepared in accordance with accounting principles generally accepted in the United States of America. The attached supplemental materials also include information regarding other provisions and losses, as well as land sales. These materials will also be posted to the registrant’s website, www.therousecompany.com. These materials are attached as Exhibit 99. This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

Management of the registrant will discuss these materials at a meeting of analysts and investors in Las Vegas on May 24, 2004 at 10:30 a.m. EDT. The meeting will also be webcast. Users may access the webcast at www.therousecompany.com by clicking on “Investor Relations” and looking under the heading “Featured Media.”

This report on Form 8-K includes forward-looking statements, which reflect the Company’s current view with respect to future events and financial performance. These forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from historical or anticipated results. The words “will,” “plan,” “believe,” “expect,” “anticipate,” “should,” “target,” “intend” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Rouse Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a discussion of certain factors that could cause actual results to differ materially from historical or anticipated results, including real estate investment risks, development risks and changes in the economic climate, see Exhibit 99.1 of The Rouse Company’s Form 10-Q for the quarter ended March 31, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 21, 2004	THE ROUSE COMPANY

		By:	/s/ Melanie M. Lundquist
Melanie M. Lundquist
Senior Vice President and Corporate Controller